                                                                                                       Exhibit 1

                                        ADB Systems International Inc.
                                          Consolidated Balance Sheet
                                 (expressed in thousands of Canadian dollars)
                                          (Canadian GAAP, Unaudited)
----------------------------------------------------------------------------------------------------------------


                                                 March 31               March 31              December 31
                                          ----------------------------------------------------------------------
                                                   2002                   2002                   2001
                                          ----------------------------------------------------------------------
                                                (unaudited)            (unaudited)           (unaudited)
                                                                         (in US$)

                                                                       translated
                                                                       into US$ at
                                                                       Cdn$ 1.5958
                                                                           for
                                                                       convenience

Cash                                       $    2,032             $    1,273             $     2,557
Marketable securities                             580                    363                   1,658
Other current assets                            1,245                    780                   1,419
Other assets                                    4,218                  2,643                   4,958
                                          ----------------------------------------------------------------------
Total assets                               $    8,075             $    5,059             $    10,592
                                          ======================================================================

Current Liabilities                        $    1,501             $      940             $     1,695
Short term and long term
     deferred revenue                             812                    509                     855
Long Term Debt                                      -                      -                      18
Minority Interest                                   8                      5                       8
Total shareholders' equity                      5,754                  3,605                   8,016
Total liabilities and
                                          ----------------------------------------------------------------------
     shareholders' equity                  $    8,075             $    5,059             $    10,592
                                          ======================================================================

                                           ADB Systems International Inc.
                                        Consolidated Statement of Operations
                       (expressed in thousands of Canadian dollars, except per share amounts)
                                             (Canadian GAAP, Unaudited)
----------------------------------------------------------------------------------------------------------------------

                                                                       -----------------------------------------------
                                                                                     Three Months Ended
                                                                       -----------------------------------------------
                                                                                          March 31
                                                                       -----------------------------------------------
                                                                            2002            2002           2001
                                                                       -----------------------------------------------

                                                                                         translated
                                                                                         into US$ at
                                                                                         Cdn$ 1.5958
                                                                                             for
                                                                                         convenience

Gross revenue                                                          $  1,487         $    932         $  1,255
Customer acquisition costs                                             $      -                -              (19)
                                                                       -----------------------------------------------
Net revenue                                                               1,487              932            1,236
                                                                       -----------------------------------------------


General and administrative                                             $  1,492              935         $  2,491
Software development and technology expense                            $  1,173              735              987
Sales and marketing costs                                              $    489              306            1,405
Depreciation  and amortization                                         $    622              390              310
Interest income                                                             (18)             (11)            (113)
                                                                       -----------------------------------------------
                                                                          3,758            2,355            5,080
                                                                       -----------------------------------------------

                                                                       -----------------------------------------------
Loss from operations                                                   $ (2,271)        $ (1,423)        $ (3,844)
                                                                       ===============================================

Realized gains/(losses) on disposals of marketable
    securities and stategic investments, and recovery of assets        $   (102)             (64)        $  3,686
Unrealized gains/(losses) on revaluation of marketable securities
    strategic investments and impairments of  assets                   $    106               66         $   (451)
                                                                       -----------------------------------------------
                                                                       $      4         $      2         $  3,235
                                                                       -----------------------------------------------

                                                                       -----------------------------------------------
Net Income/(Loss)                                                      $ (2,267)        $ (1,421)        $   (609)
                                                                       ===============================================

Earnings/(Loss) per basic share                                        $  (0.06)        $  (0.04)        $  (0.02)
                                                                       ===============================================

Weighted average common shares                                           38,185           38,185           27,320
                                                                       ===============================================

                                                                       -----------------------------------------------
Loss per share from operations                                            (0.06)           (0.04)           (0.14)
                                                                       ===============================================
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